Exhibit 10.4

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into effective the 20th day of November, 2023, by and between American Rebel Holdings, Inc., a Nevada corporation (“American Rebel”) and Doug Grau (“Grau”).

RECITALS

A. American Rebel and Grau entered into an employment agreement on January 1, 2021 (the “Employment Agreement”) pursuant to which American Rebel agreed to employ Grau as its president for a five year term;

B. In April of 2021, the Employment Agreement was amended to reflect a short-term reduction in salary and grant of shares of common stock to Grau; and

C. American Rebel and Grau desire to further amend the Employment Agreement pursuant to this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1. The Term of the Employment Agreement shall be amended to expire on December 31, 2026.

2. Commencing December 1, 2023, Ross shall be paid a monthly vehicle allowance of seven hundred fifty dollars ($750) and a monthly cell phone allowance of two hundred fifty dollars ($250). Allowances will be taxed when paid out via Company payroll.

3. Other than as specifically provided in this Amendment, all other provisions of the Employment Agreement shall remain in full force and effect, the Employment Agreement as amended by this Amendment constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

American Rebel:

American Rebel Holdings, Inc.,

a Nevada corporation

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO

Grau:

/s/ Doug Grau
Doug Grau